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                              EMPLOYMENT AGREEMENT

              THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 20th day of December, 2001 by and between CKE RESTAURANTS, INC., a Delaware corporation (the "Company"), and THEODORE ABAJIAN (the "Employee"). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Effective Date. This Employment Agreement is expressly conditioned upon
        --------------
and shall become effective only upon the termination of Employee's Employment Agreement with Santa Barbara Restaurant Group, Inc. ("SBRG") dated September 1, 2001 ("the Effective Date") at the closing of the merger agreement between SBRG and the Company. Employee acknowledges and agrees that his SBRG Employment Agreement shall be terminated as of the closing of the merger agreement between the Company and SBRG and that such termination will not result in any payment becoming due and owing to Employee under the SBRG Employment Agreement including, without limitation, paragraphs 7 and 8 thereof. Notwithstanding this provision, Employee shall be entitled to continue his participation in the Employee Stock Purchase Plan and receive his bonus as provided in Paragraph 4
(e) of said agreement for the year ending December 31, 2001.

     2. Employment and Duties. Subject to the terms and conditions of this
        ---------------------
Agreement, the Company employs the Employee to serve in an executive and managerial capacity as Chief Administrative Officer (or such other title as the Company may designate), and the Employee accepts such employment and agrees to perform such reasonable responsibilities and duties commensurate with the aforesaid positions as directed by the Company's Board of Directors, or as set forth in the Articles of Incorporation and the Bylaws of the Company.

     3. Term. The term of this Agreement shall commence on the Effective Date
        ----
and shall continue until September 1, 2004, subject to prior termination as set forth in Section 7, below (the "Term"). The Term may be extended at any time upon mutual written agreement of the parties.

     4. Salary. During the Term, the Company shall pay the Employee a minimum
        ------                                                        -------
base annual salary, before deducting all applicable withholdings, of $250,000
------------------
per year, payable at the times and in the manner dictated by the Company's standard payroll policies. Such minimum base annual salary may be periodically reviewed and increased at the discretion of the Compensation Committee of the Board of Directors to reflect, among other matters, cost of living increases and performance results.

     5. Other Compensation and Fringe Benefits. In addition to any executive
        --------------------------------------
bonus, pension, deferred compensation and stock option plans which the Company may from time to time make available to the employee upon mutual agreement, the Employee shall be entitled to the following:

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              (a)  The standard Company benefits enjoyed by the Company's other top executives.

              (b) Payment by the Company of the Employee's initiation and membership dues in all social and/or recreational clubs as deemed necessary and appropriate by the Employee to maintain various business relationships on behalf of the Company; provided, however, that the Company shall not be obligated to pay for any of the Employee's personal purchases and expenses at such club.

              (c) Provision by the Company during the Term and any extensions thereof to the Employee and his dependents of medical and other insurance coverage including reimbursement of out-of-pocket medical, dental and vision care expenses subject to an annual maximum reimbursement of $25,000.

              (d) Provision by the Company of supplemental disability insurance sufficient to provide two-thirds of the Employee's pre-disability minimum base annual salary for a period of two years.

              (e) Payment of an annual bonus for the fiscal year ended 2003 and subsequent years ("Annual Bonus") in accordance with the bonus plan offered to other executive level management employees.

              (f) Payment of necessary and reasonable relocation expenses to move to Santa Barbara, California including payment of the reasonable expenses to sell Employee's present home such as real estate commissions and closing cost; and moving expenses.

     The Company shall deduct from all compensation payable under this Agreement to the Employee any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

     6. Vacation. For and during each year of the Term and any extensions
        --------
thereof, the Employee shall be entitled to reasonable paid vacation periods consistent with his positions with the Company. In addition, the Employee shall be entitled to such holidays consistent with the Company's standard policies or as the Company's Board of Directors may approve.

     7. Expense Reimbursement. In addition to the compensation and benefits
        ---------------------
provided herein, the Company shall, upon receipt of appropriate documentation, reimburse the Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses.

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     8. Termination.
        -----------

              (a) For Cause. The Company may terminate this Agreement
                  ---------
immediately for cause upon written notice to the Employee, in which event the Company shall be obligated only to pay the Employee that portion of the minimum base annual salary due him through the date of termination. Cause shall be limited to (i) the failure to perform duties consistent with a commercially reasonable standard of care; (ii) the willful neglect of duties; (iii) criminal or other illegal activities; or, (iv) a material breach of this agreement.

              (b) Without Cause. Either party may terminate this Agreement
                  -------------
immediately without cause by giving written notice to the other. If the company terminates under this Section 8(b), then it shall be obligated to pay to the Employee an amount equal to the sum of the Employee's minimum base salary in effect as of the date of termination multiplied by the number two. Such payment to be made in a lump sum on or before the fifth day following the date of termination, or as otherwise directed by the Employee. In addition, if the Company terminated under this Section 8(b), the Company shall maintain in full force and effect for the continued benefit of the Employee for one year, all employee benefit plans (except for the Company's stock option plans) and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is prohibited, the Company shall, at its expense, arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited. If the Employee terminates under this
Section 8(b), then the Company shall only be obligated to pay the Employee the minimum annual base salary due him through the date of termination.

              (c) Disability. If the employee fails to perform his duties
                  ----------
hereunder on account of illness or other incapacity for a period of six consecutive months, then the Company shall have the right upon written notice to the Employee to terminate this Agreement without further obligation by paying the Employee the minimum base annual salary, without offset, for the remainder of the Term in a lump sum or as otherwise directed by the Employee.

              (d) Death. If the Employee dies during the Term, then this
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Agreement shall terminate immediately and the Employee's legal representatives shall be entitled to receive the minimum annual base salary for the remainder of the Term in a lump sum or as otherwise directed by the Employee's legal representative. Executive's outstanding CKE options will immediately vest in full and be exercisable for a period of 90 days from Executive's death.

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              (e) Mitigation. The Employee shall not be required to mitigate the
                  ----------
amount of any payment provided for in this Section 8 by seeking other employment or otherwise, nor shall any compensation or other payments received by the Employee after the date of termination reduce any payments due under this
Section 8.

              (f) Effect of Termination. Termination for any reason or for no
                  ---------------------
reason shall not constitute a waiver of the Company's rights under this Agreement nor a release of the Employee from any obligation hereunder except his obligation to perform his day-to-day duties as an employee.

     9  Severance Payment.
        -----------------

              (a) The Employee may terminate his employment hereunder for "Good Reason," which for purposes of this Agreement shall mean a "change in control of the Company." A "change in control of the Company" shall, for purposes of this Agreement, be deemed to have occurred if (i) there shall be consummated, except as hereinafter provided (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any "person" who, on the date hereof, is a director or officer of the Company, is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (iv) during any period of two (2) consecutive years during the Term or any extensions thereof, individuals, who, at the beginning of such period, constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. Notwithstanding anything in this Agreement to the contrary, a "change in control of the Company" shall not have occurred if officers and/or directors (or affiliated entities thereof) of the Company at the time of a transaction described under item (i), (ii) or (iii) above own, immediately after such transaction, 15% or more of the entity acquiring the stock or assets of the Company as provided above.

              (b) If the Employee terminates his employment for Good Reason, or, if after a change in control of the Company, the Company shall terminate the Employee's

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employment in breach of this Agreement or pursuant to Section 8(b), then, in lieu of and notwithstanding Section 8 above:

                  (i) the Company shall pay the Employee his minimum base annual salary due him through the date of termination;

                  (ii) in lieu of any further salary and bonus payments or other payments due to the Employee for periods subsequent to the date of termination, the Company shall pay, as severance to the Employee, an amount equal to the sum of (i) the Employee's minimum base salary in effect as of the date of termination multiplied by the number of years (including partial years) remaining in the Term or the number two (2), whichever is greater, plus (ii), an annual bonus equal to 100% of Employee's minimum annual base salary multiplied by the number of years remaining in the contract for which Employee has not, as yet, received an annual bonus or the number (2), whichever is greater, such payment to be made in a lump sum on or before the fifth day following the date of termination;

                  (iii) all options granted to the Employee which had not vested as of the date of termination hereunder shall vest immediately; and

                  (iv) the Company shall maintain in full force and effect, for the continued benefit of the Employee for the number of years (including partial years) remaining in the Term, all employee benefit plans (except for the Company's stock option plans) and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is prohibited, the Company shell, at its expense, arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs form which his continued participation is prohibited.

              (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 9 or Section 8(b), above, by seeking other employment or otherwise, nor shall any compensation or other payments received by the Employee after the date of termination reduce any payments due under this Section 9 or Section 8(b), above.

     10. Non-Delegation of Employee's Rights. The obligations, rights and
         -----------------------------------
benefits of the Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

     11. Confidential Information. The Employee acknowledges that in his
         ------------------------
capacity as an employee of the Company he will occupy a position of trust and confidence and he further acknowledges that he will have access to and learn substantial information about

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the Company and its operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, and the Company's financial position and financing arrangements. The Employee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company. The Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company's methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company, nor will the Employee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this Section 11. Accordingly, the Employee agrees that during the Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such information, nor will he utilize any such information, either along or with others, outside the scope of his duties and responsibilities with the Company.

     12. Non-Competition During Employment Term. The Employee agrees that,
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during the term and any extensions thereof, he will devote substantially all his business time and effort, and give undivided loyalty, to the Company. He will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or its affiliates, nor solicit, or in any other manner work for or assist any business which is competitive with the Company or its affiliates. In addition, during the Term and any extensions thereof, the Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company, and the Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

     13. Non-Competition After Employment Term. The parties acknowledge that as
         -------------------------------------
an executive officer of the Company the Employee will acquire substantial knowledge and information concerning the business of the Company as a result of his employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by an executive officer such as the Employee in that business after this Agreement is terminated would severely injure the Company. Accordingly, for a period of one year after this Agreement is terminated or the Employee leaves the employment of the Company for any reason whatsoever, except as otherwise stated herein below, the Employee agrees (i) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that in any way competes with the Company in any of its presently-existing or then-existing products and markets; and (ii) not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, or an employee of the Company. Notwithstanding any of the foregoing provisions to the contrary, the Employee shall not be subject to the restrictions set forth in this Section 13 under the following circumstances:

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              (a) If the Employee's employment with the Company is terminated by the Company without cause;

              (b) If the Employee's employment with the Company is terminated as a result of the Company's unwillingness to extend the Term of this Agreement; or,

              (c) If the Employee leaves the employment of the Company for Good Reason pursuant to Section 8, above.

     14. Return of Company Documents. Upon termination of this Agreement,
         ---------------------------
Employee shall return immediately to the Company all records and documents of or pertaining to the Company and shall not make or retain any copy or extract of any such record or document.

     15. Improvements and Inventions. Any and all improvements or inventions,
         ---------------------------
which the Employee may make or participate in during the period of his employment, shall be the sole and exclusive property of the Company. The Employee will, whenever requested by the Company, execute and deliver any and all documents which the Company shall deem appropriate in order to apply for and obtain patents for improvements or inventions or in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents or applications.

     16. Actions. The parties agree and acknowledge that the rights conveyed by
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this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by the Employee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that, in the event of a breach by the Employee of any of his obligations contained in this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the Employee to perform as agreed herein. The Employee agrees that this Section 17 shall survive the termination of his employment and he shall be bound by its terms at all times subsequent to the termination of his employment for so long a period as Company continues to conduct the same business or businesses as conducted during the Term or any extensions thereof. Nothing herein contained shall in any way limit or exclude any other right granted by law or equity to the Company.

     17. Amendment. This Agreement contains, and its terms constitute, the
         ---------
entire agreement of the parties, and it may be amended only by a written document signed by both parties to this Agreement.

     18. Governing Law. California law shall govern the construction and
         -------------
enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be adjudicated in courts located in California. This Agreement supercedes and replaces

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any prior agreements or understandings between the parties with respect to the subject matter hereof.

     19. Attorneys' Fees. If any party finds it necessary to employ legal
         ---------------
counsel or to bring an action at law or other proceedings against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs, all as determined by the court and not a jury.

     20. Severability. If any section, subsection or provision hereof is found
         ------------
for any reason whatsoever, to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of the Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

     21. Notices. Any notice, request, or instruction to be given hereunder
         -------
shall be in writing and shall be deemed given when personally delivered or three
(3) days after being sent by United States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:

                           To the Company:  CKE RESTAURANTS, INC.
                                            3916 State Street, Suite 300
                                            Santa Barbara, CA 93105


                           To the Employee: Theodore Abajian
                                            7448 Pierce Street
                                            Ventura, California 93003

     23. Waiver of Breach. The Waiver by any party of any provisions of this
         ----------------
Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.


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IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

                                            CKE RESTAURANTS, INC.

                                            By: /s/ E. Michael Murphy
                                                --------------------------------
                                            Its:  EVP, CKE Restaurants, Inc.
                                                --------------------------------



                                            EMPLOYEE

                                            /s/ Theodore Abajian
                                            ------------------------------------
                                            Theodore Abajian